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                                                                       EXHIBIT 2

                            ON COMMAND CORPORATION

                          CERTIFICATE OF DESIGNATIONS


                                _______________


                     SETTING FORTH A COPY OF A RESOLUTION
                     CREATING AND AUTHORIZING THE ISSUANCE
                 OF A SERIES OF PREFERRED STOCK DESIGNATED AS
                  "CONVERTIBLE PARTICIPATING PREFERRED STOCK,
                  SERIES A" ADOPTED BY THE BOARD OF DIRECTORS
                           OF ON COMMAND CORPORATION


                                _______________


          The undersigned, a Vice President of ON COMMAND CORPORATION, a Delaware corporation (this "Corporation"), HEREBY CERTIFIES that the Board of Directors of this Corporation on July 25, 2000, duly adopted the following resolutions creating a new series of this Corporation's Preferred Stock:

          "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV of the Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a new series of this Corporation's preferred stock, par value $.01 per share ("Preferred Stock"), and hereby fixes the powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Certificate of Incorporation that are applicable to each class and series of Preferred Stock), as follows:

          1.   Designation and Number.  The designation of the series of
               ----------------------
Preferred Stock, par value $.01 per share, of this Corporation authorized hereby is "Convertible Participating Preferred Stock, Series A" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 13,500.

          2.   Certain Definitions.  Unless the context otherwise requires,
               -------------------
the terms defined in this paragraph 2 shall, for all purposes of this
Certificate of Designations, have the meanings herein specified:
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          "Note": The promissory note made by Jerome H. Kern to this Corporation dated August 10, 2000 in the principal amount of $21,080,250, or any substitute therefor or amendment thereof.

          "Board of Directors": The Board of Directors of this Corporation and, to the extent permitted by law, unless the context indicates otherwise, any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of this Corporation with respect to such matter.

          "Business Day": Any day other than a Saturday, Sunday or a day on which banking institutions in Denver, Colorado are not required to be open.

          "Capital Stock": Any and all shares, interests, participations or other equivalents (however designated) of corporate stock of this Corporation.

          "Common Stock": The Common Stock, $.01 par value per share, of this Corporation, and all series thereof hereafter created.

          "Control": The direct or indirect power to direct, or cause the directions of, the management and policies of any person, whether, through the ownership of voting securities, by contract, by membership or involvement on the board of directors, management committee or other management structure or otherwise.

          "Conversion Date": Of a share of Series A Preferred Stock, (i) in the case of a conversion at the option of the holder pursuant to paragraph 5(a)(i), the date on which the requirements for conversion of such Share set forth in paragraph 5(j) have been satisfied by the holder thereof and (ii) in the case of an automatic conversion pursuant to paragraph 5(a)(ii), the close of business on the day of the occurrence of the event requiring such automatic conversion.

          "Conversion Price": As defined in paragraph 5(b).

          "Conversion Rate": The kind and amount of securities, cash or other assets that as of any date are issuable or deliverable upon conversion of a share of Series A Preferred Stock. The Conversion Rate of a Share of Series A Preferred Stock shall initially be as set forth in paragraph 5(b), subject to adjustment as set forth in paragraph 5 of this Certificate of Designations. In the event that pursuant to paragraph 5 the Series A Preferred Stock becomes convertible into more than one class or series of Capital Stock of this Corporation, the term Conversion Rate, when used with respect to any such class or series, shall mean the number or fraction of shares or other units of such Capital Stock that as of any date would be issued upon conversion of a share of Series A Preferred Stock.

          "Convertible Securities": Securities that are convertible into or exercisable or exchangeable for Common Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire Common Stock.

          "Corporation": On Command Corporation.

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          "Exchange Act": The Securities Exchange Act of 1934, as amended.

          "Exchange Offer": An issuer tender offer (within the meaning of Rule 13e-4(a)(2) of the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, as such Rule is in effect on the date hereof), including, without limitation, one that is effected through the distribution of rights or warrants, made to holders of Common Stock (or to holders of other stock of this Corporation receivable by a holder of Shares upon conversion thereof ( or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)), to issue stock of this Corporation or of a Subsidiary of this Corporation and/or other property to a tendering stockholder in exchange for shares of Common Stock (or such other stock) validly tendered pursuant to such issuer tender offer.

          "Exchange Preferred Stock": A series of convertible preferred stock of this Corporation, having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Series A Preferred Stock for which such Exchange Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in paragraph 5(e) or 5(f), as applicable, (ii) the running of any time periods pursuant to the terms of the Series A Preferred Stock shall be tacked to the corresponding time periods in the Exchange Preferred Stock and (iii) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to, (x) in the case of a redemption of Redeemable Capital Stock, the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event, and (y) in the case of a Spin Off, the Spin Off Securities.

          "Exchange Securities": Stock of this Corporation or of a Subsidiary of this Corporation that is issued in exchange for shares of Common Stock (or other stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)) pursuant to an Exchange Offer.

          "HSR Act": As defined in paragraph 5(a).

          "Issue Date": The first date on which any shares of the Series A Preferred Stock are issued.

          "Junior Securities": All shares of Common Stock, and any class or series of Capital Stock of this Corporation, whether now existing or hereafter created, to the extent that it ranks junior to the Series A Preferred Stock as to dividend rights or rights on liquidation. A class or series of Junior Stock shall rank junior to the Series A Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of Series A Preferred Stock shall be entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

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          "Liquidation Preference": $.01 per share of Series A Preferred Stock.

          "Mirror Preferred Stock": Convertible preferred stock issued by (a) in the case of a redemption of Redeemable Capital Stock, the issuer of the applicable Redemption Securities, (b) in the case of a Spin Off, the issuer of the applicable Spin Off Securities, and (c) in the case of an Exchange Offer, the issuer of the applicable Exchange Securities, and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as practicable in the judgment of the Board of Directors, to those of the Series A Preferred Stock for which such Mirror Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in paragraph 5(e), 5(f) or 6, as applicable, (ii) the running of any time periods pursuant to the terms of the Series A Preferred Stock shall be tacked to the corresponding time periods in the Mirror Preferred Stock, and (iii) the Mirror Preferred Stock shall be convertible into the kind and amount of Redemption Securities, Spin Off Securities or Exchange Securities, as applicable, and other securities and property that the holder of a share of Series A Preferred Stock in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received (x) in the case of the redemption of Redeemable Capital Stock, upon such redemption had such shares of Series A Preferred Stock been converted immediately prior to the effective date of the Redemption Event,
(y) in the case of a Spin Off, in such Spin Off had such share of Series A Preferred Stock been converted immediately prior to the record date for such Spin Off and (z) in the case of an Exchange Offer, upon consummation thereof had such share of Series A Preferred Stock that such holder elects to tender pursuant to Section 6 been converted and the shares of Common Stock received upon such conversion been tendered in full pursuant to such Exchange Offer prior to the expiration thereof and the same percentage of such tendered shares had been accepted for exchange as the percentage of validly tendered shares of Common Stock were accepted for exchange pursuant to such Exchange Offer, as the case may be.

          "Offeror": As defined in paragraph 6(a).

          "Parity Securities": Any class or series of stock of this Corporation, whether now existing or hereafter created, ranking on a parity basis with the Series A Preferred Stock as to dividend rights or rights on liquidation. Stock of any class or series shall rank on a parity basis as to dividend rights or rights on liquidation with the Series A Preferred Stock, whether or not the dividend rates, dividend payment dates or liquidation prices per share are different from those of the Series A Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series A Preferred Stock. No class or series of Capital Stock that ranks junior to the Series A Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series A Preferred Stock as to dividend rights unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

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          "Participating Dividends": As defined in paragraph 3(a).

          "Permitted Holder": Jerome H. Kern, the executor or personal representative of the estate of Jerome H. Kern and any corporation, partnership or limited liability company (x) of which at least 50% of the outstanding equity interests are owned of record and beneficially by Jerome H. Kern and (y) which is Controlled by Jerome H. Kern.

          "person": A natural person, corporation, limited liability company, partnership or other legal entity.

          "Preferred Stock": The preferred stock, par value $.01 per share, of the Corporation.

          "Redeemable Capital Stock": A class or series of Capital Stock of this Corporation that provides by its terms a right in favor of this Corporation to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.

          "Redemption Securities": With respect to the redemption of any Redeemable Capital Stock, stock of a Subsidiary of this Corporation that is distributed by this Corporation in payment, in whole or in part, of the redemption price of such Redeemable Capital Stock.

          "Senior Securities": Any class or series of stock of this Corporation, whether now existing or hereafter created, ranking senior to the Series A Preferred Stock as to dividend rights or rights on liquidation. Stock of any class or series shall rank senior to the Series A Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments or payments of amounts distributable upon dissolution, liquidation or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock. No class or series of Capital Stock that ranks on a parity basis with or junior to the Series A Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series A Preferred Stock as to dividend rights, notwithstanding that the dividend rate or dividend payment dates thereof are different from those of the Series A Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

          "Series A Preferred Stock": As defined in paragraph 1.

          "Share": A share of Series A Preferred Stock.

          "Spin Off": The distribution of stock of a Subsidiary of this Corporation as a dividend to all holders of Common Stock (or to holders of other stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)).

          "Spin Off Securities": Stock of a Subsidiary of this Corporation that is distributed to holders of Common Stock (or to holders of other stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)) in a Spin Off.

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          "Stated Value": Of a Share of the Series A Preferred Stock, $1,562.50.

          "Subsidiary": With respect to any person, any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

          3.   Dividends.
               ---------

               (a) Subject to the prior preferences and other rights of any Senior Stock and the provisions of paragraphs 5 and 6 hereof, the holders of Series A Preferred Stock shall be entitled to receive dividends per Share in cash, securities, property or other assets of the Corporation (other than a dividend or distribution for which an adjustment is required pursuant to paragraph 5(c)) only when, as and if a dividend or distribution is declared and paid upon the outstanding shares of Common Stock. The type and amount of the dividends or distributions to which the holder of a Share is entitled (the "Participating Dividend") shall be determined as follows:

                    (i)  Cash Dividends. In case this Corporation, on or after
                         --------------
     the Issue Date, declares and pays a dividend in cash on the Common Stock (or other securities into which the Series A Preferred Stock is then convertible), a Participating Dividend will be declared and paid to the holders of the Series A Preferred Stock in an amount equal to the product of (x) the amount of the cash dividend declared and to be paid on a single share of Common Stock (or any other security into which the Series A Preferred Stock is then convertible) and (y) the number of shares of Common Stock (or other security) into which a share of Series A Preferred Stock may be converted as of the date such dividend is paid.

                    (ii) Other Distributions. In case this Corporation, on or
                         -------------------
     after the Issue Date, shall distribute to all holders of shares of Common Stock (or other securities into which the Series A Preferred Stock is then convertible) any evidences of its indebtedness or assets or rights or warrants to purchase shares of Common Stock (or Convertible Securities) (excluding dividends or distributions referred to in paragraph 5(c), distributions of Spin Off Securities referred to in paragraph 5(f) and distributions of rights or warrants exercisable for Exchange Securities (which shall be governed by paragraph 6)), a Participating Dividend will be declared and paid to the holders of the Series A Preferred Stock in an amount equal to the product of (x) the type and amount of such security, property or other asset which is to be distributed in respect of a single share of Common Stock (or other security) into which a share of Series A Preferred Stock is then convertible) and (y) the number of shares of Common Stock (or other security) into which a share of Series A Preferred Stock is convertible immediately prior to the opening of business on (A) the record date for the determination of stockholders entitled to receive the distribution or (B) in the case of a reclassification, the effective date of such reclassification.

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               (b)  The Participating Dividends shall be the only dividends or distribution payable to holders of Series A Preferred Stock. Participating Dividends shall be payable in preference to, but simultaneously with, any dividend payments to the holders of any Junior Stock. Participating Dividends shall be payable to holders of record of shares of Series A Preferred Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividend or the payment date established by the Corporation for the payment of such dividend or the making of such distribution to holders of Common Stock, if no such record date is established.

               (c) All dividends paid with respect to the shares of Series A Preferred Stock pursuant to this paragraph 3 shall be paid pro rata to all the
                                                           --- ----
holders of shares of Series A Preferred Stock outstanding on the applicable record date.

          4.   Distributions Upon Liquidation, Dissolution or Winding Up.
               ---------------------------------------------------------

          Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share, equal to the Liquidation Preference of a share of Series A Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or distribution made to the holders of any Parity Securities ranking on a parity basis with the Series A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. Following the payment of all amounts owing to holders of each class or series of Capital Stock of this Corporation having a preference or priority over the Common Stock (or other stock into which the Series A Preferred Stock is then convertible) as to distributions upon the liquidation, dissolution or winding up of this Corporation, then the holders of the Series A Preferred Stock shall be entitled to participate, with the holders of the Common Stock (or other stock into which the Series A Preferred Stock is then convertible), pro rata, based
                                                              --- ----
upon the number of shares of Common Stock (or other securities) into which the shares of Series A Preferred Stock are then convertible, as to any amounts remaining for distribution to the holders of Common Stock (or other securities) upon the liquidation, dissolution or winding up of this Corporation. If, upon distribution of this Corporation's assets in liquidation, dissolution or winding up, the assets of this Corporation to be distributed among the holders of the Series A Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Series A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of this Corporation to be distributed to holders of the Series A Preferred Stock and such Parity Securities shall be distributed pro rata to such holders based upon the aggregate of the full
            --- ----
preferential amounts to which the shares of Series A Preferred Stock and such Parity Securities would otherwise respectively be entitled. Neither the consolidation or merger of this Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of this Corporation shall itself be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this paragraph 4. Notice of the liquidation, dissolution or winding up of this Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective, to the holders of record of the shares of Series A Preferred Stock.

          5.   Conversion.
               ----------

               (a) (i) The Series A Preferred Stock may be converted at any time or from time to time, at the option of the holder thereof, in such manner and upon such terms and conditions as hereinafter provided in this paragraph 5 into fully paid and non-assessable full shares of Common Stock.

                    (ii) Each share of Series A Preferred Stock that is outstanding at the date upon which all obligations under the Note have been satisfied will, subject to the receipt of any required governmental consents or approvals and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), automatically be converted without the taking of any action by the holder thereof into shares of Common Stock (or other securities) at the then applicable Conversion Rate. From and after the date of the occurrence of the event requiring conversion pursuant to this clause
     (ii), all shares of Series A Preferred Stock will be deemed to represent only the right to receive the number of shares of Common Stock (or other securities) issuable upon such conversion.

               (b) Subject to the provisions for adjustment hereinafter set forth in this paragraph 5, the Series A Preferred Stock may be converted into Common Stock at the initial conversion rate of 100 fully paid and non-assessable shares of Common Stock for one share of the Series A Preferred Stock, which rate was determined by dividing the Stated Value of a Share of Series A Preferred Stock by $15.625 (the "Conversion Price").

               (c)  In case this Corporation shall, on or after the Issue Date,
(i) pay a dividend or make a distribution on its then outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide the then outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine the then outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its then outstanding shares of Common Stock (other than a reclassification by way of merger or binding share exchange that is subject to paragraph 5(d)) any shares of any other class or series of Capital Stock of this Corporation (other than rights, warrants or options for its Capital Stock), then, subject to the following sentence and to paragraph 5(h), the conversion privilege and the Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Series A Preferred Stock thereafter surrendered for conversion or deemed automatically converted shall be entitled to receive the number and kind of shares of Capital Stock of this Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Series A Preferred Stock been converted immediately prior to the record date for, or effective date of, as the case may be, such event.

          An adjustment made pursuant to this paragraph 5(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this paragraph 5(c) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken.

          Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under paragraph 5(d) below.

               (d) If this Corporation consolidates with any other entity or merges into another entity, or in case of any sale or transfer to another entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of this Corporation, or if the Corporation is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, this Corporation (or its successor in such transaction) or the purchaser of such properties and assets shall make appropriate provision so that the holder of a Share shall have the right thereafter to convert such Share into the kind and amount of securities, cash or other assets that such holder would have owned immediately after such consolidation, merger, sale or transfer if such holder had converted such Share into Common Stock immediately prior to the effective date of such consolidation, merger, sale or transfer (taking into account for this purpose (to the extent applicable) the valid exercise by such holder of any rights of election made available to holders of Common Stock, which rights of election shall simultaneously be made available to holders of Shares on the same basis as if such Shares had theretofore been converted into shares of Common Stock), and the holders of the Series A Preferred Stock shall have no other conversion rights under these provisions; provided that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be, to any such other securities and other assets deliverable upon conversion of the Series A Preferred Stock remaining outstanding or other convertible preferred stock or other convertible securities received by the holders of Series A Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or
    --------  -------
purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such securities, cash or other assets as the holders of the Series A Preferred Stock remaining outstanding, or other convertible preferred stock or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion rights as above provided.

               (e) Subject to paragraph 5(h) and to the remaining provisions of this paragraph 5(e), in the event that a holder of Series A Preferred Stock would be entitled to receive upon conversion thereof pursuant to this paragraph 5 any Redeemable Capital Stock and this Corporation redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to receive upon conversion of such Shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of securities, cash and other assets receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such Shares of Series A Preferred Stock could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of securities, cash and other assets received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Series A Preferred Stock shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock.

          Notwithstanding the foregoing, if the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in Redemption Securities, and the Mirror Preferred Stock Condition is met, the Series A Preferred Stock shall not be convertible into such Redemption Securities and, from and after the applicable redemption date, the holders of any shares of Series A Preferred Stock that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock shall have no conversion rights under these provisions except for any conversion right that may have existed immediately prior to the effective date of the Redemption Event with respect to any securities (including the Common Stock), cash or other assets other than the Redeemable Capital Stock so redeemed. This Corporation shall use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. The Mirror Preferred Stock Condition will be satisfied in connection with a redemption of any Redeemable Capital Stock into which the Series A Preferred Stock is then convertible if appropriate provision is made so that the holders of the Series A Preferred Stock have the right to exchange their shares of Series A Preferred Stock on the effective date of the Redemption Event for Exchange Preferred Stock of this Corporation and Mirror Preferred Stock of the issuer of the Redemption Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a Share of Series A Preferred Stock will equal the Liquidation Preference of a share of Series A Preferred Stock on the effective date of the Redemption Event. The Mirror Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Liquidation Preference of the Shares of Series A Preferred Stock exchanged therefor and the quotient of (x) the product of the Conversion Rate for the Redeemable Capital Stock to be redeemed (determined immediately prior to the effective date of the Redemption Event) and the average of the daily Closing Prices of the Redeemable Capital Stock for the period of ten consecutive trading days ending on the third trading day prior to the effective date of the Redemption Event, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the securities (other than the Redeemable Capital Stock being redeemed), cash or other assets that would have been receivable by a holder of Series A Preferred Stock upon conversion thereof immediately prior to the effective date of the Redemption Event (such fair value to be determined in the case of stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of

Directors in the exercise of its good faith judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the Shares of Series A Preferred Stock exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock.

               (f) If this Corporation effects a Spin Off, this Corporation shall make appropriate provision so that the holders of the Series A Preferred Stock have the right to exchange their Shares of Series A Preferred Stock on the effective date of the Spin Off for Exchange Preferred Stock of this Corporation and Mirror Preferred Stock of the issuer of the Spin Off Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a Share of Series A Preferred Stock will equal the Liquidation Preference of a Share of Series A Preferred Stock on the effective date of the Spin Off. The Mirror Preferred Stock will have an aggregate liquidation preference equal to the product of the aggregate Liquidation Preference of the Shares of Series A Preferred Stock exchanged therefor and the quotient of (x) the product of the number (or fraction) of Spin Off Securities that would have been receivable upon such Spin Off by a holder of the number of shares of Common Stock issuable upon conversion of a Share of Series A Preferred Stock immediately prior to the effective date of the Spin Off and the average of the daily Closing Prices of the Spin Off Securities for the period of ten consecutive trading days commencing on the tenth trading day following the effective date of the Spin Off, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of Common Stock and other securities (other than Spin Off Securities), cash or other assets that would have been receivable by a holder of a Share of Series A Preferred Stock upon conversion thereof immediately prior to the effective date of the Spin Off (such fair value to be determined in the case of Common Stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its good faith judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the Shares of Series A Preferred Stock exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. From and after the effective date of such Spin Off, the holders of any Shares of Series A Preferred Stock that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock as provided above shall have no conversion rights under these provisions with respect to such Spin Off Securities.

               (g) Whenever the Conversion Rate or the conversion privilege shall be adjusted as provided in this paragraph 5, this Corporation shall promptly cause a notice to be mailed to the holders of record of the Series A Preferred Stock describing the nature of the event requiring such adjustment, the Conversion Rate in effect immediately thereafter and the kind and amount of Capital Stock or other securities or cash or other assets into which the Series A Preferred Stock shall be convertible after such event. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of paragraph 5(i).

               (h) This Corporation may, but shall not be required to, make any adjustment of the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion Rate; provided, however, that any adjustments which by reason of this paragraph 5(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 5 shall be made to the nearest cent or the nearest 1/1000th of a share, as the case may be. In any case in which this paragraph 5(h) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any Shares of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock or other Capital Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock or other Capital Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to paragraph 5(m); provided, however, that, if requested by such holder, this Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock or other Capital Stock, and such cash, upon the occurrence of the event requiring such adjustment.

          To the extent the shares of Series A Preferred Stock become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

               (i)  In case at any time:

                    (i) this Corporation shall take any action which would require an adjustment in the Conversion Rate pursuant to this paragraph;

                    (ii) there shall be any capital reorganization or reclassification of the Common Stock (other than a change in par value), or any consolidation, merger or binding share exchange to which the Corporation is a party and for which approval of any stockholders of this Corporation is required, or any sale, transfer or lease of all or substantially all of the assets of the Corporation, or a tender offer for shares of Common Stock of any series representing at least a majority of the total voting power represented by the outstanding shares of Common Stock of such series which has been recommended by the Board of Directors as being in the best interests of the holders of Common Stock; or

                    (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of this Corporation;

          then, in any such event, this Corporation shall give written notice to the holders of the Series A Preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other assets, if any, deliverable upon such reorganization, reclassification, consolidation, merger, binding share exchange, sale, transfer, lease, tender offer, dissolution, liquidation or winding up; provided, however, that any
                                               --------  -------
notice required by any event described in clause (ii) of this paragraph 5(i) shall be given in the manner and at the time that such notice is given to the holders of Common Stock. Without limiting the obligations of this Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this paragraph 5(i) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

               (j) Upon conversion of Series A Preferred Stock pursuant to paragraph 5(a), the holder shall surrender the certificate or certificates for such Series A Preferred Stock at the office of this Corporation or at the office of the transfer agent for the Series A Preferred Stock, which certificate or certificates, if this Corporation shall so request, shall be duly endorsed to this Corporation or in blank or accompanied by proper instruments of transfer to this Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to this Corporation), and shall give written notice to this Corporation at said office that it elects to convert all or a part of the Shares represented by said certificate or certificates in accordance with the terms of this paragraph 5, and shall state in writing therein the name or names in which such holder wishes the certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series A Preferred Stock and the Corporation, whereby the holder of such Series A Preferred Stock shall be deemed to subscribe for the amount of Common Stock which such holder shall be entitled to receive upon conversion of the number of shares of Series A Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Series A Preferred Stock to be converted, and thereby this Corporation shall be deemed to agree that the surrender of the shares of Series A Preferred Stock to be converted shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. This Corporation will as soon as practicable after such deposit of a certificate or certificates for Series A Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of this Corporation or of said transfer agent to the person for whose account such Series A Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled, together with cash or its check in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Series A Preferred Stock are converted only in part, this Corporation will issue and deliver to the holder, or to his nominee(s), without charge therefor, a new certificate or certificates representing the aggregate of the unconverted Shares.

          The person or persons entitled to receive the Common Stock issuable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date. Notwithstanding the foregoing, this Corporation shall not be required to convert any Shares of Series A Preferred Stock, and no surrender of Series A Preferred Stock shall be effective for that purpose, while the stock transfer books of this Corporation are closed for any purpose; but such surrender shall be effective (assuming all other requirements of this paragraph 5(j) have been satisfied) for conversion, and to constitute the person or persons entitled to receive the Common Stock issuable upon such conversion as the record holder(s) of such shares of Common Stock, for all purposes immediately upon the reopening of such books. Upon conversion of Shares, the rights of the holder of the Shares so converted, as a holder thereof, will cease; provided, however, that if
                                                      --------  -------
the Board of Directors declares any dividend or makes any distribution on the Series A Preferred

Stock pursuant to paragraph 3(a) of this Certificate of Designations and the Conversion Date for any Shares of Series A Preferred Stock occurs after the record date for such dividend or distribution and before the payment date for such dividend or distribution, then the holder of such Shares on such record date shall be entitled to receive such dividend on such payment date as if such Conversion Date had not occurred.

          The issuance of certificates for shares of Common Stock upon conversion of Shares of Series A Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided,
                                                                       --------
however, if any such certificate is to be issued in a name other than that of
-------
the registered holder of the Share or Shares of Series A Preferred Stock converted, the person or persons requesting the issuance thereof shall pay to this Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of this Corporation that such tax has been paid.

               (k) This Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Series A Preferred Stock, such number of shares of Common Stock (or other Capital Stock) as shall be issuable upon the conversion of all outstanding Shares, provided that nothing contained herein shall be construed to preclude this Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Series A Preferred Stock by delivery of shares of Common Stock (or such other Capital Stock) which are held in the treasury of this Corporation. This Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Common Stock (or other Capital Stock) issuable upon conversion of shares of Series A Preferred Stock from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.

               (l) All shares of Series A Preferred Stock received by this Corporation upon conversion thereof into Common Stock shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series A Preferred Stock).

               (m) This Corporation shall not be required to issue fractional shares of Common Stock or scrip upon conversion of the Series A Preferred Stock. As to any final fraction of a share of Common Stock which a holder of one or more Shares would otherwise be entitled to receive upon conversion of such Shares in the same transaction, this Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a full share of Common Stock.

               (n) This Corporation shall not, by amendment of this Certificate of Designations or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, other than as expressly permitted by this Certificate of Designations or approved by the requisite vote or written consent of the holders of Series A Preferred Stock taken or given in accordance with this Certificate, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

          6.   Exchange Option.
               ---------------

               (a) In the event an Exchange Offer is made by this Corporation or a Subsidiary thereof (the applicable of the foregoing being the "Offeror"), the Offeror shall concurrently therewith make an equivalent offer to the holders of Series A Preferred Stock pursuant to which such holders may tender Shares, based upon the number of shares of Common Stock into which such tendered Shares are then convertible (or other stock of this Corporation receivable by a holder of tendered Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such tendered Shares)) (and in lieu of tendering outstanding shares of Common Stock (or such other stock)), together with such other consideration as may be required to be tendered pursuant to such Exchange Offer, and receive in exchange therefor, in lieu of Exchange Securities (and other property, if applicable), Mirror Preferred Stock with an aggregate liquidation preference equal to the aggregate Liquidation Preference of the shares of Series A Preferred Stock exchanged therefor. Whether or not a holder of Shares elects to accept such offer and tender Shares, no adjustment to the Conversion Rate of the Shares will be made pursuant to paragraph 5 in connection with the Exchange Offer.

               (b) If an Exchange Offer is made as discussed above, the Offeror shall, concurrently with the distribution of the offering circular or prospectus and related documents to holders of Common Stock, provide each holder of Series A Preferred Stock with a notice setting forth the offer described in paragraph 6(a) above and describing the Exchange Offer, the Exchange Securities and the Mirror Preferred Stock. Such notice shall be accompanied by the offering circular, prospectus or similar document provided to holders of Common Stock in respect of the Exchange Offer and a copy of the certificate of designations (or similar document) proposed to be filed by the Offeror in order to establish the Mirror Preferred Stock. No failure to mail the notice contemplated by this paragraph 6(b) or any defect therein or in the mailing thereof shall affect the validity of the applicable Exchange Offer.

          7.   Limitations on Dividends and Redemptions.
               ----------------------------------------

          If at any time this Corporation shall have declared a dividend on the Series A Preferred Stock and failed to pay or set aside consideration sufficient to pay such dividend, or if the Corporation declares a cash dividend on the shares of Common Stock and fails to pay or set aside the Participating Dividend required to be paid to the holders of the Series A Preferred Stock, then (a) this Corporation shall not declare or pay any dividend on or make any distribution with respect to any Parity Stock or Junior Stock or set aside any money or assets for any such purpose until such dividend payable to the holders of Series A Preferred Stock has been paid or consideration sufficient to pay such dividend has been set aside for such purpose, and (b) neither this Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Series A Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 5 hereof, a sinking fund or otherwise, unless all then outstanding shares of any class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

          Neither this Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, if after giving effect to such redemption, exchange, purchase or other acquisition, the amount (as determined by the Board of Directors in good faith) that would be available for distribution to the holders of the Series A Preferred Stock upon liquidation, dissolution or winding up of the Corporation if such liquidation, dissolution or winding up were to occur on the date fixed for such redemption, exchange, purchase or other acquisition of such Parity Stock or Junior Stock would be less than the aggregate Liquidation Preference as of such date of all shares of Series A Preferred Stock then outstanding.

          Nothing contained in this paragraph 7 shall prevent (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Stock, or (ii) the payment of dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or other acquisition of Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of Parity Stock and/or Junior Stock.

          All provisions of this paragraph 7 are for the sole benefit of the holders of Series A Preferred Stock and accordingly, if the holders of shares of Series A Preferred Stock shall have waived (as provided in paragraph 9) in whole or in part the benefit of the applicable provisions, either generally or in the specific instance, such provision shall not (to the extent of such waiver, in the case of a partial waiver) restrict the redemption, exchange, purchase or other acquisition of, or declaration, payment or making of any dividends or distributions on the Series A Preferred Stock, any Parity Stock or any Junior Stock.

          8.  Voting Rights.  Prior to the expiration or termination of the
               ------------
waiting period under the HSR Act with respect to the acquisition by the initial record holder of the Series A Preferred Stock of in excess of $15 million in voting securities of this Corporation, the holders of Series A Preferred Stock shall have no voting rights whatsoever, except as required by law and except for the voting rights described in paragraph 9. Following such expiration or termination of the waiting period under the HSR Act, in connection with any matter as to which the holders of Common Stock are entitled to vote including, but not limited to, the election of directors, each share of Series A Preferred Stock issued and outstanding as of the record date for such meeting shall have (and the holder of record thereof shall be entitled to cast) one vote for each share of Series A Preferred Stock. Except as provided in paragraph 9 and except as otherwise may be required by law, the holders of Common Stock, the holders of Series A Preferred Stock and the holders of any other class or series of Preferred Stock entitled to vote thereon shall be entitled to notice of and to attend any meeting of stockholders and to vote together as a single class. Except as otherwise required by law, the holders of Series A Preferred Stock shall have no other voting rights. Without limiting the generality of the foregoing, no vote or consent of the holders of Series A Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation or designation of any class or series of Senior Stock, Parity Stock or Junior Stock, or (c) any amendment to the Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of Series A Preferred Stock or that would decrease the number of authorized shares of Preferred Stock or the number of authorized shares of Series A Preferred Stock (but not below the number of shares of Preferred Stock or Series A Preferred Stock, as the case may be, then outstanding).

          9.   Waiver.  Any provision of this Certificate of Designations which,
               ------
for the benefit of the holders of Series A Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, including but not limited to provisions relating to the obligation of the Corporation to redeem or convert such Shares, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case by the affirmative vote or with the consent of the holders of record of at least 66-2/3% of the number of Shares then outstanding (or such greater percentage thereof as may be required by this Certificate of Designations, applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a special meeting called for such purpose at which the holders of Series A Preferred Stock shall vote as a separate class.

          10.  Preemptive Rights. The holders of the Series A Preferred Stock
               -----------------
will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Corporation.

          11.  Exclusion of Other Rights. Except as may otherwise be required by
               -------------------------
law and for the equitable rights and remedies that may otherwise be available to holders of Series A Preferred Stock, the shares of Series A Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to paragraph 9, be amended from time to time) and in the Certificate of Incorporation of this Corporation.

          12.  Headings. The headings of the various paragraphs and
               --------
subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."

          The undersigned has signed this Certificate of Designations on this 10th day of August, 2000.

                                             /s/ Paul J. Milley
                                        ----------------------------------
                                        Name:  Paul J. Milley
                                        Title: Senior V.P.-Finance